                                              MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                              MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                COMPUTATION OF RATIOS OF EARNINGS TO
                                    COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                             For the Three Months Ended September 25, 1998         For the Three Months Ended September 26, 1997
                          ---------------------------------------------------   ---------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred   Merrill Lynch Preferred     Merrill Lynch Preferred
                              Capital Trust II           Funding II, L.P.           Capital Trust II           Funding II, L.P.
                          -----------------------     -----------------------   -----------------------     -----------------------
Earnings                               $6,185,568                  $7,254,261                $6,185,568                  $7,254,755
                                       ==========                  ==========                ==========                  ==========

Fixed charges                          $     -                     $      -                  $     -                     $      -

Preferred securities distribution
  requirements                          6,000,000                   6,185,568                 6,000,000                   6,185,568
                                       ----------                  ----------                ----------                  ----------

Total combined fixed charges and
  preferred securities distributions   $6,000,000                  $6,185,568                $6,000,000                  $6,185,568
                                       ==========                  ==========                ==========                  ==========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                        1.17                      1.03                        1.17

                                                                                                  For the Period
                             For the Nine Months Ended September 25, 1998              February 6, 1997 to September 26, 1997
                          ---------------------------------------------------   ---------------------------------------------------
                          Merrill Lynch Preferred     Merrill Lynch Preferred   Merrill Lynch Preferred     Merrill Lynch Preferred
                              Capital Trust II           Funding II, L.P.           Capital Trust II           Funding II, L.P.
                          -----------------------     -----------------------   -----------------------     -----------------------
Earnings                              $18,556,704                 $21,762,665               $16,082,477                 $18,857,048
                                      ===========                 ===========               ===========                 ===========

Fixed charges                         $      -                    $      -                  $      -                    $      -

Preferred securities distribution
  requirements                         18,000,000                  18,556,704                15,600,000                  16,082,477
                                      -----------                 -----------               -----------                 -----------

Total combined fixed charges and
  preferred securities distributions  $18,000,000                 $18,556,704               $15,600,000                 $16,082,477
                                      ===========                 ===========               ===========                 ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                        1.17                      1.03                        1.17